PARK ELECTROCHEMICAL CORP.
                                                     NEWS RELEASE
Contact:  Murray Stamer
5 Dakota Drive
Lake Success, NY 11042
(516) 354-4100

PARK ELECTROCHEMICAL REPORTS FISCAL YEAR RESULTS

LAKE  SUCCESS,  New  York,  May 7, 2003......Park  Electrochemical
Corp. (NYSE-PKE) reported sales of $49,727,000 for the 13-week fourth quarter ended March 2, 2003 compared to $56,590,000 for last year's 14-week fourth quarter ended March 3, 2002. Park's sales for the 52-week fiscal year ended March 2, 2003 were $216,776,000 compared to sales of $230,060,000 for last year's 53-week fiscal year ended March 3, 2002.

Park also reported that, during the fourth quarter ended March 2, 2003, Park recorded non-recurring, pre-tax, fixed asset impairment charges of $50,255,000 related to the writedowns of fixed assets at continuing operations in North America and Germany, which were previously announced by the company. The after-tax impact of the fixed asset impairments recorded during the fourth quarter was $46,002,000. In addition, the company recorded non-recurring, pre-tax charges totaling $4,794,000 related to the closure of its Nelco U.K. facility and severance charges at a North American business unit in the third quarter ended December 1, 2002 and a non-recurring, pre-tax gain of $3,170,000 related to the company's sale of its Dielectric Polymers, Inc. subsidiary in the second quarter ended September 1, 2002. The net pre-tax charge for these non-recurring items for the fiscal year ended March 2, 2003 was $51,879,000, and the net after-tax charge for the fiscal year was $48,823,000.

For the fourth quarter ended March 2, 2003, Park reported a net loss of $404,000, before the non-recurring charges described above, and a net loss of $46,406,000, including the non-recurring, after-tax charges, compared to a net loss of $1,011,000 for last fiscal year's fourth quarter.

For the year ended March 2, 2003, Park reported a net loss of $1,936,000, before the non-recurring items described above, compared to a net loss of $11,915,000, before non-recurring items for last fiscal year. Park's net loss for the year ended March 2, 2003 was $50,759,000, including the non-recurring, after-tax charges described above, compared to a net loss of $25,519,000, including non-recurring, after-tax charges of $13,604,000, for the prior fiscal year.

Park's basic and diluted losses per share, before the non-recurring items, were $.02 for the fourth quarter and $.10 for the year ended March 2, 2003 compared to basic and diluted losses per share, before non-recurring charges, of $.05 and $.61, respectively, for the fourth quarter and fiscal year ended March 3, 2002. Park's basic and diluted losses per share, including the non-recurring items, were $2.36 and $2.58, respectively, for the quarter and year ended March 2, 2003 compared to basic and diluted losses per share of $.05 and $1.31, respectively, for the quarter and year ended March 3, 2002, including non-recurring charges for the prior fiscal year.

Brian Shore, Park's President and CEO, said, "Our 2003 fiscal year has to be the worst year on record for the global electronics industry since its very beginning. There has been no recovery from the industry's collapse which occurred over two years ago, and, at this time, there is still no clear sign of recovery in sight. As you know, we have made adjustments to our business in North America and Europe. Although these adjustments have been sad and painful, I can assure you that they all have been made with the long-term interests of our business in mind. No adjustment to our business was made in order to improve or enhance the short-term financial performance of our company."

Brian Shore continued, "In the midst of this industry distress, we continue to work our hardest every day to build long-term enduring value for our company and to help our customers be more successful with their businesses. Those were our objectives two years ago, those were our objectives one year ago, and those are our objectives today. We have not faltered or wavered in our commitment to our business, and we have no intention of doing so in the future. Whether the global high-end electronic equipment industry recovers in the near or more distant future, we will continue to press on with our mission and our objectives as a company. We will continue to press on through good and bad times alike."

Brian Shore concluded, "I would like to thank and congratulate all of our people for continuing to stay focused and positive under extremely stressful and difficult circumstances. Our industry can often be harsh, brutal, unforgiving and thankless. In this worst of environments, our people continue to charge ahead with positive attitudes and continue to focus with passion on finding opportunities to make our business better and help our customers succeed. It is really a privilege for me personally to be able to work with such a fine group of dedicated and committed people. Lastly, to our shareholders, I would like to thank you for your continuing support of our company through the most difficult of times and to reaffirm that, although we may be battered and bruised from time to time, we intend to be around for the long haul."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 449-5865.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 2:00 p.m. EDT on Friday, May 9, 2003. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 671947.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Press Releases".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude non-recurring items in order to assist its shareholders and other readers in assessing the company's operating performance. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended March 3, 2002.

Park Electrochemical Corp. is a leading global designer and producer of electronic materials used to fabricate complex multilayer printed circuit boards and interconnection systems. Park specializes in advanced materials for high layer count circuit boards and high speed digital broadband telecommunications, internet and networking applications. Park's electronic materials business operates through fully integrated business units in Asia, Europe and North America. The Company's manufacturing facilities are located in Singapore, China, Germany, France, Connecticut, New York, Arizona and California. Park's electronic materials business operates under the "Nelco" name.

Additional corporate information is available on the World Wide Web at www.parkelectro.com and www.parknelco.com.

The performance table (in thousands, except per share amounts):
                             For the   For the   For the    For the
                            13 weeks  14 weeks  52 weeks   53 weeks
                               ended     ended     ended      ended
                              3/2/03    3/3/02    3/2/03     3/3/02
                            --------  --------   -------   --------
 Net Sales                  $ 49,727   $56,590  $216,776   $230,060

 Net Loss:
  Net Operating Loss           (404)   (1,011)   (1,936)   (11,915)
  Less: Net Non-
  recurring Items           (46,002)        -   (48,823)   (13,604)
  Net Loss                 $(46,406)  $(1,011) $(50,759)  $(25,519)


 Loss Per Share, Basic
 and Diluted:
  Operating Loss            $ (0.02)  $ (0.05)  $ (0.10)   $ (0.61)
  Less: Loss Per Share
  from Non-recurring
  Items                       (2.34)        -     (2.48)     (0.70)
  Loss Per Share            $ (2.36)  $ (0.05)  $ (2.58)   $ (1.31)


 Shares Outstanding:
  Basic and Diluted           19,684    19,612    19,674     19,535





The comparative balance sheets (in thousands, except per share amounts):

                                             3/02/03     3/03/02
                                             -------     -------
        ASSETS

        Current Assets
         Cash and Marketable Securities     $162,935    $151,409
         Accounts Receivable, Net             30,272      33,628
         Inventories                          12,688      13,242
         Other Current Assets                  4,690      12,082
                                            --------    --------
            Total Current Assets             210,585     210,361

        Fixed Assets, Net                     90,503     149,810
        Other Assets                             454         473
                                            --------    --------
             Total                          $301,542    $360,644
                                            ========    ========
        LIABILITIES  AND  STOCKHOLDERS'
        EQUITY
        Current Liabilities
          Accounts Payable                 $  15,145   $  14,098
          Accrued Liabilities                 21,790      27,862
          Income Taxes Payable
                                               3,376       1,401
                                            --------    --------
             Total Current Liabilities        40,311      43,361

        Deferred Income Taxes                  4,539      13,054
        Deferred Pension Liability and        10,991      11,683
        Other
                                            --------    --------
            Total Liabilities                 55,841      68,098

        Stockholders' Equity                 245,701     292,546
                                            --------    --------
            Total                           $301,542    $360,644
                                            ========    ========
        Equity Per Share                      $12.48      $14.89
</table>                                      ======      ======














 Detailed operating information (in thousands):
                           13 Weeks  14 Weeks  52 Weeks  53 Weeks
                              Ended     Ended     Ended     Ended
                            3/02/03   3/03/02   3/02/03   3/03/02
                           --------- --------  --------  --------
 Net Sales                  $ 49,727 $ 56,590  $216,776  $230,060
 Cost of Sales                44,518   51,022   193,689   218,265
 %                             89.5%    90.2%     89.3%      4.9%
 Gross Profit                  5,209    5,568    23,087    11,795
 %                             10.5%     9.8%     10.7%      5.1%
 Selling, General and
 Administrative Expenses       6,528    8,060    29,131    34,360
 %                             13.2%    14.2%     13.5%     14.9%
 Operating Loss              (1,319)  (2,492)   (6,044)  (22,565)
 %                             -2.7%    -4.4%     -2.8%     -9.8%
 Other Income                    742    1,047     3,279     5,543
 %                              1.5%     1.8%      1.5%      2.4%
 Pre-Tax Operating Loss        (577)  (1,445)   (2,765)  (17,022)
 %                             -1.2%    -2.6%     -1.3%    - 7.4%
 Income Tax Benefit            (173)    (434)     (829)   (5,107)
 Effective Tax Rate            30.0%    30.0%     30.0%     30.0%
 Net Operating Loss            (404)  (1,011)   (1,936)  (11,915)
 %                             -0.8%    -1.8%     -0.9%    - 5.2%

 Non-Recurring, Pre-Tax Items:
 Fixed Asset Impairments and
 Restructuring of Continuing
 Operations                  (50,255)       -   (50,375)  (3,727)
 %                            -101.1%       -     -23.2%    -1.6%

 Gain on Sale of Dielectric
 Polymers, Inc.                    -        -      3,170        -
 %                                 -        -       1.5%        -

 Closure of U.K. Manufacturing
 Operations                        -        -    (4,674)        -
 %                                 -        -      -2.2%        -

 Loss on Sale of Nelco
 Technology, Inc., and
 Closure of Support Facility       -        -         -   (15,707)
 %                                 -        -         -     - 6.8%

After Non-Recurring Items:

 Pre-Tax Loss                (50,832)  (1,445)  (54,644)  (36,456)
 %                            -102.2%    -2.6%    -25.2%   - 15.8%
 Income Tax Benefit           (4,426)    (434)   (3,885)  (10,937)
 Effective Tax Rate              8.7%    30.0%      7.1%     30.0%
 Net Loss                   $(46,406) $(1,011) $(50,759) $(25,519)
 %                             -93.3%    -1.8%    -23.4%    -11.1%
